UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2014 (February 4, 2014)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

300 Galleria Parkway

Atlanta, GA 30339

(Address of principal executive office)

Registrant’s telephone number, including area code (770) 563-7400

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2014, Travelport, LP and Travelport Global Distribution Systems B.V. (together, the “Company”), indirect wholly owned subsidiaries of Travelport Limited, proactively entered into a new Subscriber Services Agreement (the “Subscriber Services Agreement”) with Orbitz Worldwide, Inc. (“Orbitz Worldwide”), under which Orbitz Worldwide will use, and Travelport will provide, global distribution system (“GDS”) services in the USA and other countries, subject to specified terms and conditions. This Subscriber Services Agreement replaces Orbitz Worldwide’s existing agreement with Travelport for GDS services and provides Orbitz Worldwide with some wider flexibility than existed to use alternative GDS providers in addition to the Travelport GDS beginning in 2015. The new Subscriber Services Agreement expires on December 31, 2018. Travelport will pay Orbitz Worldwide incremental benefits in 2014 and further enhanced fees in later years for each air, car and hotel segment Orbitz Worldwide books through the Travelport GDS or through Travelport’s universal application programming interface. In certain cases, Orbitz Worldwide will pay a content access fee to Travelport to book a segment on a specific airline.

In exchange for the enhanced payments, Orbitz Worldwide agrees under the Subscriber Services Agreement to generate a minimum specified book of business through the Travelport GDS. If Orbitz Worldwide fails to generate the minimum specified book of business through the Travelport GDS, Orbitz Worldwide will have to pay Travelport a shortfall payment. In certain circumstances, shortfall payments may not apply.

The Subscriber Services Agreement provides Orbitz Worldwide with service levels for GDS availability and related metrics. In certain cases, there is a financial penalty if Travelport fails to meet its commitments under the service levels.

Due to the increase in payments payable to Orbitz Worldwide under the Subscriber Services Agreement in 2014, we expect a negative impact on our 2014 cash flow attributable to this agreement, and no impact to our 2014 Adjusted EBITDA. From 2015 onwards, the combination of increased payments and greater flexibility for Orbitz Worldwide will have a greater impact on both our earnings and cash flow. We expect, however, growth in other areas of our business to largely mitigate such negative impact on our financial results.

A copy of the press release, dated February 10, 2014, relating to the Subscriber Services Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The Subscriber Services Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ending March 31, 2014.

Item 1.02	Termination of Material Definitive Agreement.

The information required by Item 1.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated February 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Rochelle J. Boas
Rochelle J. Boas Senior Vice President and Assistant Secretary

Date: February 10, 2014

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated February 10, 2014 (February 4, 2014)

EXHIBIT INDEX

99.1	Press Release dated February 10, 2014.